SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: June 30, 2008

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

The information contained in this Current Report on Form 8K is provided in compliance with the following sections of the Form.

Section 2	Item 2.02	Results of Operations and Financial Conditions
Section 8	Item 8.01	Other Events
Section 9	Item 9.01	Exhibits and Financial Statements

A Scoping Study has been completed for the Lone Star Gold Project in the Yukon, Canada. The study was initiated to guide and accelerate assessment of the known and projected mineral potential on this 135 km2/52 mi2 property, feasibility planning, environmental and socio-economic review, permitting and mine development decision-making.

The result is a comprehensive technical report pursuant to the Security and Exchange Commission’s Industry Guide 7.  It includes information, analysis and study findings on project description and location, property ownership, stages and scheduling of mine planning and development, study approach, geological setting of the Klondike region and the Lone Star properties, drilling, bulk sampling, geo-physical and other exploration of Lone Star and target zones (2005-2007), exploration results and estimates of mineralization, environmental and socio-economic conditions, opportunities and effects assessment, technical, mining and other feasibility issues including integrated sustainable, lowest life-cycle cost northern mine design, detailed capital and operating costs, development, permitting and other regulatory approvals, gold market and price outlook.

A copy of the “The Lone Star Gold Project: Scoping Study Report”, June 1, 2008, as approved for release by the Board of Directors on June 21, 2008, is attached as Exhibit 20.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

June 30, 2008

_______________________________

Hans Boge, P.Eng., President